Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Stacy Feit
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

THIRD QUARTER OF FISCAL 2020 AND PROVIDES BUSINESS UPDATE

CALABASAS HILLS, Calif., – October 29, 2020 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the third quarter of fiscal 2020, which ended on September 29, 2020.

Total revenues were $517.7 million in the third quarter of fiscal 2020 compared to $586.5 million in the third quarter of fiscal 2019. Net loss and diluted net loss per share were $28.3 million and $0.76, respectively, in the third quarter of fiscal 2020, reflecting the impact of COVID-19. The results in this press release include the acquisition of North Italia and the remaining business of Fox Restaurant Concepts LLC (“FRC”) on October 2, 2019.

During the third quarter of fiscal 2020, the Company recorded pre-tax impairment of assets and lease termination expense of $10.4 million, $5.4 million of which was cash lease termination expense associated with one Grand Lux Cafe location that discontinued operations during the third quarter and RockSugar Southeast Asian Kitchen, which is scheduled to discontinue operations at the end of the year. The remainder was primarily related to non-cash accelerated depreciation associated with the closed Grand Lux Cafe location and accrued lease termination expense associated with another Grand Lux Cafe location that the Company expects to close by the end of the year. The Company also recorded COVID-19 related charges of $2.6 million, for costs such as sick pay, additional sanitation and personal protective equipment.

Excluding the after-tax impact of these and certain other items, and reflecting the potential impact of the conversion of the Company’s convertible preferred stock into common stock, adjusted net loss and adjusted net loss per share for the third quarter of fiscal 2020 were $17.7 million and $0.33, respectively. Please see the Company’s reconciliation of non-GAAP financial measures at the end of this press release.

Comparable restaurant sales at The Cheesecake Factory restaurants decreased 23.3% in the third quarter of fiscal 2020, reflecting the impact of COVID-19.

Fiscal fourth quarter-to-date through October 27, 2020, The Cheesecake Factory restaurants with reopened indoor dining rooms have recaptured, on average, approximately 90% of prior year annualized sales volumes, supported by approximately 40% off-premise sales mix. In aggregate, including locations with only reopened patios and off-premise only operating models, fiscal fourth quarter to-date through October 27, 2020 comparable sales at The Cheesecake Factory restaurants are down approximately 7%.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

As of today, approximately 90% of the Company’s restaurants across its concepts, including 187 Cheesecake Factory locations, are operating with reopened indoor dining rooms with limited capacity in accordance with local mandates and social distancing protocols. On average, Cheesecake Factory restaurants with reopened dining rooms are operating at 50% capacity. Approximately 7% of the Company’s restaurants across its concepts, including 17 Cheesecake Factory locations, are operating with reopened patios with social distancing in accordance with California and Toronto dining restrictions. Currently, two locations, including one Cheesecake Factory restaurant, are operating an off-premise only model and five locations across the Company’s concepts are currently closed.

“We have continued to drive sales at The Cheesecake Factory restaurants despite mandated capacity restrictions as many of our guests have been eager to return to our restaurants and we have continued to sustain strength in the off-premise channel. In fact, we were able to maintain the vast majority of off-premise sales from the second quarter, even with additional restaurants able to reopen indoor dining rooms during the third quarter,” said David Overton, Chairman and Chief Executive Officer. “We believe this underscores the broad consumer appeal and strong guest affinity for The Cheesecake Factory brand.”

Overton continued, “We have seen a continued sales recovery at North Italia and the FRC concepts, underscoring the strength of these brands as well. Operational execution was solid across our concepts, reinforcing our financial position. In turn, we believe we are poised to continue to manage through the COVID-19 environment and emerge in a competitively strong position.”

Development

During the third quarter of fiscal 2020, two Flower Child locations opened in Houston and Oklahoma City. Subsequent to quarter-end, Culinary Dropout opened in Scottsdale, Arizona. No new restaurants were opened by the Company’s international licensees during the third quarter of fiscal 2020.

Balance Sheet & Cash Flow

During the third quarter, the Company generated $3.0 million in cash flow from operating activities.

As of September 29, 2020, cash and cash equivalents totaled $243.8 million and total debt was $376.0 million. Subsequent to quarter-end, the Company repaid $96.0 million of its revolving credit facility, bringing its debt balance to $280.0 million.

A $4.8 million dividend for the third quarter of fiscal 2020 was paid in-kind to holders of the Company’s convertible preferred stock.

Conference Call and Webcast

The Company will hold a conference call to review its results for the third quarter of fiscal 2020 today at 2:00 p.m. Pacific Time. The conference call will be webcast live on the Company’s website at investors.thecheesecakefactory.com and a replay of the webcast will be available through November 28, 2020.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated is a leader in experiential dining. We are culinary forward and relentlessly focused on hospitality. Delicious, memorable experiences created by passionate people – this defines who we are and where we are going. We currently own and operate 295 restaurants throughout the United States and Canada under brands including The Cheesecake Factory®, North Italia® and a collection within the Fox Restaurant Concepts subsidiary. Internationally, 26 The Cheesecake Factory® restaurants operate under licensing agreements. Our bakery division operates two facilities that produce quality cheesecakes and other baked products for our restaurants, international licensees and third-party bakery customers. In 2020, we were named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the seventh consecutive year. To learn more, visit www.thecheesecakefactory.com, www.northitalia.com and www.foxrc.com.

From FORTUNE. ©2020 Fortune Media IP Limited. FORTUNE 100 Best Companies to Work For is a trademark of Fortune Media IP Limited and is used under license. FORTUNE and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, Licensee.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements regarding the expected closure of a Grand Luxe Cafe location, fourth quarter to-date comparable restaurant sales, continued strength in off-premise sales, the Company’s ability to maximize sales at The Cheesecake Factory restaurants despite mandated capacity restrictions, sales recovery at North Italia and the FRC concepts, and the Company’s ability to manage through the COVID-19 environment and emerge in a competitively strong position. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. These forward-looking statements may be affected by various factors including: the rapidly evolving nature of the COVID-19 outbreak and related containment measures, including the potential for a complete shutdown of the Company’s restaurants, international licensee restaurants and the Company’s bakery operations; demonstrations, political unrest, potential damage to or closure of the Company’s restaurants and potential reputational damage to the Company or any of its brands; economic, public health and political conditions that impact consumer confidence and spending, including the impact of COVID-19 and other health epidemics or pandemics on the global economy; acceptance and success of The Cheesecake Factory in international markets; acceptance and success of North Italia and the Fox Restaurant Concepts restaurants; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross border taxation; changes in unemployment rates; changes in laws impacting the Company’s business, including laws and regulations related to COVID-19 impacting restaurant operations and customer access to off- and on-premise dining; increases in minimum wages and benefit costs; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located, and the Company’s ability to successfully manage its lease arrangements with landlords; unanticipated costs that may arise due to a return to normal course of business including potential negative impacts from furlough actions; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; compliance with debt covenants; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risk, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

The Cheesecake Factory Incorporated

Condensed Consolidated Financial Statements

(unaudited; in thousands, except per share and statistical data)

	13 Weeks Ended		13 Weeks Ended		39 Weeks Ended		39 Weeks Ended
	September 29, 2020(1)		October 1, 2019		September 29, 2020(1)		October 1, 2019
Consolidated Statements of Income	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues
Revenues	$517,716	100.0%	$586,536	100.0%	$1,428,673	100.0%	$1,788,662	100.0%
Costs and expenses:
Cost of sales	118,093	22.8%	132,941	22.7%	331,137	23.2%	403,566	22.6%
Labor expenses	200,666	38.7%	213,600	36.4%	560,460	39.2%	648,831	36.3%
Other operating costs and expenses	159,095	30.7%	149,397	25.5%	448,740	31.4%	451,724	25.2%
General and administrative expenses	37,795	7.3%	36,556	6.2%	117,467	8.2%	112,926	6.3%
Depreciation and amortization expenses	22,651	4.4%	21,342	3.6%	68,803	4.8%	64,363	3.6%
Impairment of assets and lease terminations(2)	10,402	2.0%	-	0.0%	204,731	14.3%	-	0.0%
Acquisition-related costs	39	0.0%	3,190	0.6%	2,343	0.2%	3,190	0.2%
Acquisition-related contingent consideration, compensation and amortization expenses	1,439	0.3%	-	0.0%	(3,992)	(0.3)%	-	0.0%
Preopening costs	2,394	0.5%	2,546	0.4%	7,610	0.6%	6,851	0.4%
Total costs and expenses	552,574	106.7%	559,572	95.4%	1,737,299	121.6%	1,691,451	94.6%
(Loss)/income from operations	(34,858)	(6.7)%	26,964	4.6%	(308,626)	(21.6)%	97,211	5.4%
Loss on investment in unconsolidated affiliates	-	0.0%	(10,345)	(1.8)%	-	0.0%	(13,439)	(0.7)%
Interest and other (expense)/income, net	(2,935)	(0.6)%	6	0.0%	(7,019)	(0.5)%	(17)	(0.0)%
(Loss)/income before income taxes	(37,793)	(7.3)%	16,625	2.8%	(315,645)	(22.1)%	83,755	4.7%
Income tax (benefit)/provision	(9,447)	(1.8)%	535	0.1%	(94,597)	(6.6)%	5,171	0.3%
Net (loss)/income	$(28,346)	(5.5)%	$16,090	2.7%	$(221,048)	(15.5)%	$78,584	4.4%

Basic net (loss)/income per share	$(0.76)		$0.37		$(5.47)		$1.78
Basic weighted average shares outstanding	43,900		43,682		43,849		44,034

Diluted net (loss)/income per share	$(0.76)		$0.36		$(5.47)		$1.76
Diluted weighted average shares outstanding	43,900		44,186		43,849		44,643

(1) Results include the acquisition of North Italia and the remaining business of Fox Restaurant Concepts LLC (“FRC”) on October 2, 2019.

(2) Includes $10.4 million of impairment of assets and lease terminations expense in the thirteen weeks and thirty-nine weeks ended September 29, 2020 related to lease terminations for two Grand Lux Cafe locations, RockSugar Southeast Asian Kitchen and one Flower Child location. The thirty-nine weeks ended September 29, 2020 also includes $194.3 million of impairment of assets and lease terminations expense related to a lease termination for one The Cheesecake Factory restaurant, impairment of goodwill, trade names, trademarks and licensing agreements associated with the North Italia and FRC acquisition and impairment of long-lived assets for one The Cheesecake Factory, one North Italia, two Other FRC and four Other restaurants.

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
Net (Loss)/Income Per Share	September 29, 2020	October 1, 2019	September 29, 2020	October 1, 2019
	(In thousands, except per share data)
Basic net (loss)/income per common share:
Net (loss)/income	$(28,346)	$16,090	$(221,048)	$78,584
Dividends on preferred stock	(4,838)	-	(8,532)	-
Direct and incremental preferred stock issuance costs	-	-	(10,257)	-
Net (loss)/income available to common stockholders	(33,184)	16,090	(239,837)	78,584
Basic weighted-average shares outstanding	43,900	43,682	43,849	44,034
Basic net (loss)/income per common share	$(0.76)	$0.37	$(5.47)	$1.78

Diluted net (loss)/income per common share:
Net (loss)/income available to common stockholders	(33,184)	16,090	(239,837)	78,584
Basic weighted-average shares outstanding	43,900	43,682	43,849	44,034
Dilutive effect of equity awards (1)	-	504	-	609
Diluted weighted-average shares outstanding	43,900	44,186	43,849	44,643
Diluted net (loss)/income per common share	$(0.76)	$0.36	$(5.47)	$1.76

(1) Shares of common stock equivalents of 4.0 million and 2.1 million as of September 29, 2020 and October 1, 2019, respectively, were excluded from the diluted calculation due to their anti-dilutive effect.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
Selected Segment Information	September 29, 2020	October 1, 2019	September 29, 2020	October 1, 2019
Revenues:
The Cheesecake Factory restaurants	$416,984	$536,101	$1,146,524	$1,636,253
North Italia	27,990	-	72,262	-
Other FRC	20,273	-	68,063	-
Other	52,469	50,435	141,824	152,409
Total	$517,716	$586,536	$1,428,673	$1,788,662

(Loss)/income from operations(1):
The Cheesecake Factory restaurants	$18,836	$64,254	$31,208	$203,803
North Italia	(831)	-	(77,321)	-
Other FRC	(1,901)	-	(77,077)	-
Other	(50,962)	(37,290)	(185,436)	(106,592)
Total	$(34,858)	$26,964	$(308,626)	$97,211

Preopening costs:
The Cheesecake Factory restaurants	$976	$2,437	$3,157	$5,874
North Italia	631	-	1,895	-
Other FRC	306	-	527	-
Other	481	109	2,031	977
Total	$2,394	$2,546	$7,610	$6,851

Depreciation and amortization:
The Cheesecake Factory restaurants	$16,713	$17,728	$50,857	$53,340
North Italia	901	-	2,767	-
Other FRC	987	-	3,002	-
Other	4,050	3,614	12,177	11,023
Total	$22,651	$21,342	$68,803	$64,363

(1) During the thirteen weeks ended September 29, 2020, the Company recorded impairment of assets and lease terminations expense of $10.4 million in the Other segment. During the thirty-nine weeks ended September 29, 2020, the Company recorded impairment of assets and lease terminations expense of $3.0 million for The Cheesecake Factory restaurants, $71.5 million for North Italia, $72.9 million for Other FRC and $57.3 million for Other.

The Cheesecake Factory restaurants operating information:
Comparable restaurant sales	(23.3)%	0.4%	(31.1)%	0.9%
Restaurants opened during period	-	1	-	2
Restaurants open at period-end	205	203	205	203
Restaurant operating weeks	2,662	2,628	7,976	7,865

North Italia operating information:
Comparable restaurant sales	(22)%	-	(32)%	-
Restaurants opened during period	-	-	1	-
Restaurants open at period-end	23	-	23	-
Restaurant operating weeks	296	-	847	-

Other Fox Restaurant Concepts (FRC) operating information:(1)
Restaurants opened during period	-	-	-	-
Restaurants open at period-end	25	-	25	-
Restaurant operating weeks	275	-	809	-

Other operating information:(2)
Restaurants opened during period	2	-	3	1
Restaurants open at period-end	41	17	41	17
Restaurant operating weeks	437	221	1,242	655

Number of company-owned restaurants:
The Cheesecake Factory	205
North Italia	23
Other FRC	25
Other	41
Total	294

Number of international-licensed restaurants:
The Cheesecake Factory	26

(1) The Other FRC segment includes all FRC brands except Flower Child.

(2) The Other segment includes the Flower Child, Grand Lux Cafe, RockSugar Southeast Asian Kitchen and Social Monk Asian Kitchen concepts, as well as the Company's third-party bakery, international and consumer packaged goods businesses.

Selected Consolidated Balance Sheet Information	September 29, 2020	December 31, 2019
Cash and cash equivalents	$243,768	$58,416
Long-term debt	376,000	290,000

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in this press release, the Company is providing non-GAAP measurements which present net (loss)/income and net (loss)/income per share excluding the impact of certain items. The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP. These non-GAAP measures are calculated by eliminating from net (loss)/income and diluted net (loss)/income per share the impact of items the Company does not consider indicative of its ongoing operations. To reflect the potential impact of the conversion of the Company’s convertible preferred stock into common stock, the Company excludes the preferred dividend and direct and incremental preferred stock issuance costs, and assumes all convertible preferred shares convert to common stock. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.

The Cheesecake Factory Incorporated

Reconciliation of Non-GAAP Financial Measures

(unaudited; in thousands, except per share data)

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
	September 29, 2020	October 1, 2019	September 29, 2020	October 1, 2019
Net (loss)/income available to common stockholders (GAAP)	$(33,184)	$16,090	$(239,837)	$78,584
Dividends on preferred stock	4,838	-	8,532	-
Direct and incremental preferred stock issuance costs	-	-	10,257	-
COVID-19 related costs(1)	2,558	-	17,579	-
Impairment of assets and lease terminations(2)	10,402	-	204,731	-
Acquisition-related costs(3)	39	3,190	2,343	3,190
Acquisition-related contingent consideration, compensation and amortization expenses(4)	1,439	-	(3,992)	-
Loss on investment in unconsolidated affiliates(5)	-	10,345	-	13,439
Tax effect of adjustments(6)	(3,754)	(3,519)	(57,372)	(4,323)
Adjusted net (loss)/income (non-GAAP)	$(17,662)	$26,106	$(57,759)	$90,890

Diluted net (loss)/income per common share (GAAP)	$(0.76)	$0.36	$(5.47)	$1.76
Dividends on preferred stock	0.09	-	0.17	-
Direct and incremental preferred stock issuance costs	-	-	0.21	-
Assumed impact of potential conversion of preferred stock into common stock(7)	0.13	-	0.60	-
COVID-19 related costs	0.05	-	0.36	-
Impairment of assets and lease terminations	0.20	-	4.16	-
Acquisition-related costs	0.00	0.07	0.05	0.07
Acquisition-related contingent consideration, compensation and amortization expenses	0.03	-	(0.08)	-
Loss on investment in unconsolidated affiliates	-	0.23	-	0.30
Tax effect of adjustments	(0.07)	(0.08)	(1.17)	(0.10)
Adjusted net (loss)/income per share (non-GAAP)(8)	$(0.33)	$0.59	$(1.17)	$2.04

(1) Represents incremental costs associated with COVID-19 such as additional sanitation, personal protective equipment, and healthcare benefits and other expenses associated with furloughed staff members. For the thirteen weeks ended September 29, 2020, the Company recorded $2.6 million for these costs with approximately $0.4 million reflected in labor expenses, $2.1 million in other operating expenses and $0.1 million in General & Administrative expenses. For the thirty-nine weeks ended September 29, 2020, the Company recorded $17.6 million for these costs with approximately $2.2 million in cost of sales, $9.9 million reflected in labor expenses, $5.1 million in other operating expenses and $0.4 million in General & Administrative expenses.

(2) Includes $10.4 million of impairment of assets and lease terminations expense in the thirteen weeks and thirty-nine weeks ended September 29, 2020 related to lease terminations for two Grand Lux Cafe locations, RockSugar Southeast Asian Kitchen and one Flower Child location. The thirty-nine weeks ended September 29, 2020 also includes $194.3 million of impairment of assets and lease terminations expense related to a lease termination for one The Cheesecake Factory restaurant, impairment of goodwill, trade names, trademarks and licensing agreements associated with the North Italia and FRC acquisition and impairment of long-lived assets for one The Cheesecake Factory, one North Italia, two Other FRC and four Other restaurants.

(3) Represents costs incurred to effect and integrate the North and FRC acquisition.

(4) Represents changes in the fair value of the deferred consideration and contingent consideration and compensation liabilities related to the North and FRC acquisition, as well as amortization of acquired definite-lived licensing agreements.

(5) Represents the Company's share of pre-acquisition losses incurred by North Italia and Flower Child.

(6) Based on the federal statutory rate and an estimated blended state tax rate, the tax effect on all adjustments assumes a 26% tax rate for fiscal 2020 and 2019.

(7) Represents the impact of assuming the conversion of preferred stock into common stock (9,163,043 shares and 5,394,188 shares for the thirteen weeks and thirty-nine weeks ended September 29, 2020, respectively), resulting in an assumption of 53,062,945 and 49,243,370 weighted-average common shares outstanding, respectively, for the thirteen weeks and thirty-nine weeks ended September 29, 2020. Beginning in the third quarter of fiscal 2020, the Company revised the method used to calculate the potential impact of the conversion of the Company’s preferred stock to common stock for purposes of determining adjusted net (loss)/income per share (non-GAAP). Instead of assuming preferred shares are converted to common shares as of the beginning of each period presented, the Company now utilizes a weighted average shares outstanding approach to be consistent with the approach used for outstanding common shares. Under this methodology, the revised adjusted net loss per share for the second quarter of fiscal 2020 was $0.90.

(8) Adjusted net (loss)/income per share may not add due to rounding.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100